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                                                                    EXHIBIT 10GG

                          AMENDMENT TO PROMISSORY NOTE


        THIS AMENDMENT TO PROMISSORY NOTE ("Note") is made and dated as of the 8th day of April, 1997, by and between Alvin H. Clemens ("Clemens"), an individual residing at 907 Exeter Crest, Villanova, Pennsylvania, and PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation ("PAMCO").

                                   BACKGROUND

        A. Clemens executed and delivered to PAMCO a Promissory Note dated April 8, 1996 in the original principal amount of $300,000 (the "Note").

        B. The parties are desirous of amending the Note as hereinafter set forth.

        NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

               1. Principal Balance. The principal balance of the Note shall be increased to Six Hundred Thousand ($600,000) Dollars.

               2. Repayment of Principal. The entire principal balance of the Note shall be due and payable in full on April 8, 1999.

               3. Payment of Interest. The Note shall bear interest at the rate of five and one-third (5.33%) percent per annum through April 7, 1997, and shall bear interest at the rate of five and three-quarters (5.75%) percent per annum thereafter. Interest shall accrue and shall be due and payable, together with the principal balance, on April 8, 1999.

               4. Ratification. As herein amended, the Note is ratified, approved, and affirmed, and remains in full force and effect.


        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Promissory Note as of the day and year first above-written.

Witness:


 /s/ Eva M. Seeton                            /s/ Alvin H. Clemens        (SEAL)
------------------                            ----------------------------
                                                  ALVIN H. CLEMENS

                                              PROVIDENT AMERICAN CORPORATION
Attest:


 /s/ M. F. Beausang, Jr.                      By:  /s/ James O. Bowles
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M. F. Beausang, Jr., Secretary                      James O. Bowles, President